Exhibit 77E Legal
  Proceedings

  On November 3,
  2004, the Advisor
  reached an
  agreement with the
  SEC and the Office
  of the New York
  State Attorney
  General
  (?NYAG?) that
  resolves the issues
  resulting from both
  the SEC?s and
  NYAG?s
  investigation of
  market timing and
  late trading in
  shares of certain
  Funds.
  Pursuant to the
  terms of the orders
  issued by the SEC
  and NYAG
  settlement orders,
  under which the
  Advisor neither
  admits nor denies
  any of the findings,
  the Advisor agreed
  to pay $2.1 million
  in disgorgement
  and to pay a civil
  penalty of $2.0
  million.  The
  Advisor is
  required to retain
  an independent
  distribution
  consultant for the
  distribution of the
  disgorgement and
  civil penalty
  amounts to the
  investors in the
  Funds in which
  market timing
  occurred.   The
  Advisor, and not
  the investors in any
  Fund, will bear all
  costs, including
  restitution, civil
  penalties and
  associated legal
  fees related to both
  of these
  proceedings.

  The Advisor
  earlier in 2004
  implemented a
  number of new
  policies, all under
  the direction of the
  Independent
  Directors of the
  Funds, including
  the following:

         The Funds? chief
         compli
         ance
         officer
         (the
         ?CCO
         ?)
         receive
         s a
         daily
         report
         reflecti
         ng
         money
         movem
         ents in
         and out
         of the
         Funds
         and
         copies
         of all
         letters
         sent by
         the
         Adviso
         r that
         inform
         identifi
         ed
         timers
         that
         they
         are
         being
         blocke
         d from
         trading
         in the
         Funds;
         The CCO meets
         private
         ly in
         quarter
         ly
         meetin
         gs with
         the
         Indepe
         ndent
         Direct
         ors of
         the
         Funds
         and is
         to
         report
         to the
         Indepe
         ndent
         Direct
         ors
         directly
         any
         potenti
         al
         breach
         of
         securiti
         es laws
         and/or
         fiducia
         ry
         duties
         that
         come
         to her
         attentio
         n;
         The Advisor
         created
         written
         proced
         ures
         that set
         forth
         the
         process
         by
         which
         timers
         are
         identifi
         ed and
         blocke
         d;
         All employees of
         the
         Adviso
         r are
         require
         d to
         sign a
         certific
         ate
         attestin
         g to
         their
         review
         and
         underst
         anding
         of the
         Adviso
         r?s
         market
         timing
         policie
         s and
         proced
         ures;
         and
         A ?Whistleblower
         Protect
         ion
         Policy
         ? was
         institut
         ed that
         provid
         es a
         reporti
         ng line
         to the
         chief
         legal
         officer
         or the
         lead
         Indepe
         ndent
         Direct
         or of
         the
         Funds
         for any
         employ
         ee who
         identifi
         es real
         or
         potenti
         al
         violati
         ons of
         the
         securiti
         es
         laws,
         questio
         nable
         accoun
         ting or
         auditin
         g
         practic
         es, or
         compla
         ints
         regardi
         ng
         internal
         control
         s.

  On March 12,
  2004, an individual
  named Gary Davis
  filed a purported
  class action
  complaint against,
  among other
  parties, certain
  Funds, the Advisor,
  and certain sub-
  advisers to the
  Funds, alleging
  illegal ?timing? in
  the shares of
  certain Funds.  The
  complaint alleges
  violations of
  Section 11 of the
  Securities Act of
  1933, Section
  10(b) of the
  Securities
  Exchange Act of
  1934, Rule 10b-5
  promulgated
  thereunder,
  Sections 34(b) and
  36(a) of the
  Investment
  Company Act of
  1940, as well as a
  common-law
  breach of fiduciary
  duty.  The
  complaint seeks
  unspecified
  damages.  The
  court appointed a
  lead plaintiff and
  lead plaintiffs?
  counsel on June 23,
  2004, but no
  discovery has
  commenced and no
  trial date has been
  set.  The Advisor
  believes that these
  matters will not
  have a material
  adverse effect on
  the Funds or on the
  Advisor?s ability
  to perform its
  investment
  advisory services
  relating to the
  Funds.